EXHIBIT (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion and/or incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-205456 on Form N-14 of our reports dated as indicated on the attached Schedule A relating to the financial statements and financial highlights of the Funds and Portfolio listed on the attached Schedule A, one fund a series of Eaton Vance Mutual Funds Trust and the other fund a series of Eaton Vance Growth Trust (each a “Trust”), appearing in the Annual Report on Form N-CSR of the respective Trust for the year ended September 30, 2014, and to the references to us under the headings “Horizon Growth Fund Financial Highlights”, “SMID-Cap Fund Financial Highlights”, and “Experts” in the Proxy Statement/Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 24, 2015

Schedule A

Eaton Vance Mutual Funds Trust

Report Date

Fund Name

November 17, 2014

Eaton Vance Atlanta Capital Horizon Growth Fund

Eaton Vance Growth Trust

Report Date

Fund Name

November 19, 2014

Eaton Vance Atlanta Capital SMID-Cap Fund

Portfolio whose financial statements are included in Eaton Vance Atlanta Capital SMID-Cap Fund annual report for the year ending September 30, 2014:

Report Date

Portfolio

November 19, 2014

SMID-Cap Portfolio